Exhibit 1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 12th day of February 2016, by and among Silver Lake Group, L.L.C., SLTA III (GP), L.L.C., Silver Lake Technology Associates III, L.P., Silver Lake Partners III, L.P., SLP III Kingdom Feeder I, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners III DE (AIV IV), L.P. and SLP GD Investors, L.L.C.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: February 12, 2016

SILVER LAKE GROUP, L.L.C.

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer

SLTA III (GP), L.L.C.

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer

SILVER LAKE TECHNOLOGY ASSOCIATES III, L.P.

By:	SLTA III (GP), L.L.C. its general partner

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer

SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer

SLP III KINGDOM FEEDER I, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer

SILVER LAKE PARTNERS III DE (AIV IV), L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer

SLP GD INVESTORS, L.L.C.

By:	Silver Lake Partners III DE (AIV IV), L.P., its managing member

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	/s/ Karen M. King
Karen M. King
Managing Director and Chief Legal Officer